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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 27, 1999
                Date of Report (Date of earliest event reported)




                            MEMBERWORKS INCORPORATED
             (Exact name of registrant as specified in its charter)




      DELAWARE                                        0-21527                              06-1276882
(State of Incorporation)                      (Commission File Number)                  (I.R.S. Employer
                                                                                        Identification No.)


9 West Broad Street
Stamford, Connecticut                                                                         06902
(Address of principal executive offices)                                                    (Zip Code)





                                 (203) 324-7635
                         (Registrant's telephone number,
                              including area code)
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                            MEMBERWORKS INCORPORATED
                                INDEX TO FORM 8-K


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 27, 1999, pursuant to an Agreement and Plan of Merger dated as of April 27, 1998, as amended June 30, 1999 ("the CIC Merger Agreement"), MemberWorks Incorporated (the "Registrant"), a Delaware Corporation, exercised its right to increase its ownership percentage ("CIC Merger") in CIC Interactive, formerly ConsumerInfo.Com Inc., a California corporation ("CIC"), from 19% to 100%, for cash consideration of $15,885,000. The Registrant previously invested a total of $1,600,000 in CIC during the third quarter of fiscal 1998. Accordingly, effective July 27, 1999, the Registrant will begin accounting for the CIC transaction under the consolidation method of accounting, rather than the cost method of accounting as previously applied. The source of funds for the cash consideration was the Registrant's outstanding cash balances. CIC was a privately held internet direct marketing company and online provider of value-added membership programs.

The consideration received by holders of CIC Stock in the CIC Merger and the other material terms of the CIC Merger Agreement and related transaction documents were determined by arms-length negotiations between the Registrant and CIC.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements required by this item are anticipated to be filed on or before October 11, 1999.

Exhibits.

The following exhibits are included as part of this report:


2.1 Agreement and Plan of Merger among MemberWorks Incorporated, CIC Merger, Inc., and ConsumerInfo.Com, Inc. dated as of April 27, 1998.

2.2 First Amendment to Agreement and Plan of Merger among MemberWorks Incorporated, CIC Merger, Inc., and ConsumerInfo.Com, Inc. dated as of June 30, 1999.

99.1     Press release of Registrant, dated July 27, 1999.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          MEMBERWORKS INCORPORATED
                                          (Registrant)


Date:  August 11, 1999                    By:   /s/ Gary A. Johnson
                                          -------------------------------------
                                                Gary A. Johnson, President and
                                                Chief Executive Officer